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                                                                      Exhibit 23

                              Accountants' Consent



The Shareholders
Lexington Corporate Properties Trust:


We consent to incorporation by reference in the registration statements on Form S-3 (Nos. 333-103140, 333-102307, 333-90932, 333-49351, 333-57853, 333-70217,
333-76709, 333-85631, and 333-92609) and on Form S-8 (No. 333-102232 and
333-85625) of Lexington Corporate Properties Trust of our report dated January 28, 2003, relating to the consolidated balance sheets of Lexington Corporate Properties Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Lexington Corporate Properties Trust.


                                                              /s/  KMPG LLP



New York, New York
March 18, 2003